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April 28, 1997


Consolidated Products, Inc.
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana  46204
Attention:  Chief Financial Officer

  Re:  AMENDMENT NO. 1 TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Ladies and Gentlemen:

     Reference is made to that certain Note Purchase and Private Shelf Agreement dated as of September 27, 1995 (as amended from time to time, the "NOTE AGREEMENT") between Consolidated Products, Inc., an Indiana corporation (the "COMPANY"), and The Prudential Insurance Company of America
("PRUDENTIAL"), pursuant to which the Company issued and sold and Prudential purchased the Company's:

(i)  12.44%  $14,250,000 Series A Senior Notes due October 31, 1997,
(ii)  7.70%  $10,000,000 Series B Senior Notes due September 27, 2005,
(iii) 7.40%  $5,000,000 Series C Senior Notes due September 25, 2005,
(iv)  7.72%  $5,000,000 Series D Senior Notes due August 23, 2006, and
(v)   7.83%  $5,000,000 Series E Senior Notes due August 23, 2006.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

     SECTION 1. AMENDMENT. From and after the date this letter becomes effective in accordance with its terms, the Note Agreement is amended as follows:

     1.1 Paragraph 1D of the Note Agreement is amended to delete in its entirety the amount "$10,000,000" appearing therein and to substitute therefor the amount "$35,000,000".

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     1.2  Paragraph 2B(2) of the Note Agreement is amended to delete in its entirety clause (i) thereof and to substitute therefor the following: "(i) April 28, 2000, and".

     1.3 The Company and Prudential expressly agree and acknowledge that as of the date hereof the Available Facility Amount is $25,000,000. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE NOTE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A SOMMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     SECTION 2. REPRESENTATION AND WARRANTY. The Company hereby represents and warrants that no Default or Event of Default exists under the Note Agreement as of the date hereof.

     SECTION 3. CONDITIONS PRECEDENT. This letter shall become effective as of the date first above written upon (i) the return by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential and (ii) the payment of a $50,000 structuring fee to The Prudential Insurance Company of America. The letter should be returned to:
Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Wiley S. Adams.

     SECTION 4. REFERENCE TO AND EFFECT ON NOTE AGREEMENT. Upon the effectiveness of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     SECTION 5. GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

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     SECTION 6.  COUNTERPARTS; SECTION TITLES.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                       By:  /s/    Mark A. Hoffmeister
                                            ----------------------------------
                                            Vice President



AGREED AND ACCEPTED:

CONSOLIDATED PRODUCTS, INC.



By:   /s/   James W. Bear
      --------------------------------------------
      James W. Bear
      Senior Vice President, Finance and Treasurer